UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 29, 2009

MediaNet Group Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 W. Copans Road, Suite 710, Margate, Florida 33063

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (954) 974-5818

 Not Applicable

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On October 29, 2009, MediaNet Group Technologies, Inc., a Nevada corporation (the “Company”), appointed Michael Hansen as its President and Chief Executive Officer and Kent Holmstoel as Chairman of the Board of Directors and Chief Operating Officer of the Company. A description of the business experience of both Messrs. Hansen and Holmstoel is incorporated by reference to the Company’s Report on Form 8-K filed on October 23, 2009. In connection with their appointment as officers of the Company, the Company assumed the employment agreements of Messrs. Hansen and Holmstoel with CG Holdings Limited. Pursuant to those agreements, which were filed as an exhibit to the Company’s Report on Form 8-K filed on October 23, 2009, Mr. Hansen is to receive monthly compensation of EUR $15,000 and Mr. Holmstoel is to receive monthly compensation of EUR $15,000. Mr. Hansen is a fifty percent (50%) beneficial owner of CG Holdings Limited, which owns ninety percent (90%) of the Company’s Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock is to be converted into 269,114,868 shares of the Company’s common stock, or 90% of the shares of the Company’s common stock, determined on a fully-diluted basis, then to be outstanding, upon the Company’s increase in its authorized common shares to no less than five hundred million (500,000,000) shares.

Also on October 29, 2009, Messrs. Hansen and Holmstoel, Andreas Kusche, the Company’s General Counsel, and Steven Adelstein were elected directors of the Company effective as to Messrs. Hansen, Holmstoel and Kusche ten (10) days after the filing of Schedule 14F-1 with the Securities and Exchange Commission. Mr. Adelstein’s appointment is effective immediately. Mr. Adelstein’s biographical information is set forth below.

Steven Adelstein, 62, is a private equity investor. He currently serves as Officer and Director of TheWebDigest Corp. and AUW Inc., a private entity involved in real estate, venture capital and consulting. Mr. Adelstein served as a Director of National Health Partners Inc. from December 2004 to February 2005 and Officer and Director of Information Architects Corporation from September 2008 to April 2009. Mr. Adelstein received a BS in Business Administration from the University of South Florida and is currently an inactive Certified Public Accountant.

Effective upon filing of this Current Report on Form 8-K, Martin Berns stepped down as the Company’s Chief Executive Officer but remains on the Board of Directors and continues as Chief Executive Officer of the Company’s BSP Rewards operating company.

In connection with the completion of the Company’s merger with CG Holdings Limited, as more fully described in Item 2.01 of the Company’s Report on Form 8-K filed on October 23, 2009, the Company’s directors, who had agreed to resign in connection with that merger, resigned on October 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2009

MEDIANET GROUP TECHNOLOGIES, INC.

By:	/s/ Martin Berns

Martin Berns, Chief Executive Officer